UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2016

Hooker Furniture Corporation
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	000-25349 (Commission File Number)	54-0251350 (IRS Employer Identification No.)

440 East Commonwealth Boulevard Martinsville, Virginia (Address of Principal Executive Offices)	24112 (Zip Code)

Registrant’s Telephone Number, Including Area Code (276) 632-0459

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 1, 2016, Hooker Furniture Corporation (the “Company”) and its wholly owned subsidiaries, Bradington-Young, LLC and Sam Moore Furniture LLC (together with the Company, the “Borrowers”), entered into an amended and restated loan agreement (the “Loan Agreement”) with Bank of America, N.A. (“BofA”) in connection with the completion of the acquisition discussed in Item 2.01 below.  The Loan Agreement increases the amount available under the Company’s existing unsecured revolving credit facility to $30 million and increases the sublimit of such facility available for the issuance of letters of credit to $4 million.  Amounts outstanding under the revolving facility will bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 1.50%.  The Borrowers must also pay a quarterly unused commitment fee that is based on the average daily amount of the facility utilized during the applicable quarter.

The Loan Agreement also provides the Borrowers with a $41 million unsecured term loan (the “Unsecured Term Loan”) and a $19 million term loan (the “Secured Term Loan”) secured by a security interest in certain Company-owned life insurance policies granted to BofA by the Company under a security agreement, dated as of February 1, 2016 (the “Security Agreement”).  BofA’s rights under the Security Agreement are enforceable upon the occurrence of an event of default under the Loan Agreement.

Any amount borrowed under the Unsecured Term Loan will bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 1.50%.  Any amount borrowed under the Secured Term Loan will bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 0.50%. The Borrowers must repay any principal amount borrowed under Unsecured Term Loan in monthly installments of approximately $490,000, together with any accrued interest, until the full amount borrowed is repaid or until February 1, 2021, at which time all amounts outstanding under Unsecured Term Loan will become due and payable.  The Borrowers must pay the interest accrued on any principal amount borrowed under Secured Term Loan on a monthly basis until the full principal amount borrowed is repaid or until February 1, 2021, at which time all amounts outstanding under the Secured Term Loan will become due and payable.  The Borrowers may prepay any outstanding principal amounts borrowed under either the Unsecured Term Loan or the Secured Term Loan in full or in part on any interest payment date without penalty.

On February 1, 2016, the Borrowers borrowed in full the amounts available under the Unsecured Term Loan and the Secured Term Loan in connection with the completion of the acquisition discussed in Item 2.01 below.

The Loan Agreement includes customary representations and warranties and requires the Company to comply with certain customary covenants, including, among other things, the following financial covenants: (i) maintaining at least a specified minimum level of tangible net worth, (ii) maintaining a ratio of funded debt to EBITDA not exceeding a specified amount and (iii) maintaining a basic fixed charge coverage ratio within a specified range.  The Loan Agreement also limits the right of the Borrowers to incur other indebtedness and to create liens upon its assets, subject to certain exceptions, among other restrictions.

The Loan Agreement does not restrict the Company’s ability to pay cash dividends on, or repurchase, shares of its common stock, subject to the Company complying with the financial covenants discussed above, if the Company is not otherwise in default under the Loan Agreement.

The foregoing descriptions of the Loan Agreement and Security Agreement are qualified in their entirety by the full text of the same, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On February 1, 2016, the Company completed the previously announced acquisition (the “Acquisition”) of substantially all of the assets of Home Meridian International, Inc. (“Home Meridian”) pursuant to the Asset Purchase Agreement the Company and Home Meridian entered into on January 5, 2016 (the “Asset Purchase Agreement”).  Upon completion, the Company paid $85 million in cash and issued 716,910 shares of the Company’s common stock (the “Stock Consideration”) to designees of Home Meridian as consideration for the Acquisition. The Stock Consideration consisted of (i) 530,598 shares due to the $15 million of consideration payable in shares of Company common stock under the Asset Purchase Agreement, and (ii) 186,312 shares issued pursuant to working capital adjustments provided for in the Asset Purchase Agreement.  The working capital adjustment was driven by an increase in HMI’s accounts receivable due to strong sales towards the end of 2015.  The number of shares of common stock issued at closing for the Stock Consideration was determined by reference to the mean closing price of the Company’s common stock for the fifteen trading days immediately preceding the closing date ($28.27).  Under the Asset Purchase Agreement, the Company also assumed certain liabilities of Home Meridian, including approximately $7.8 million of liabilities related to certain retirement plans.  The assumed liabilities did not include the indebtedness (as defined in the Asset Purchase Agreement) of Home Meridian.

The foregoing description of the Asset Purchase Agreement and Acquisition is qualified in its entirety by the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016 and incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The issuance of the Stock Consideration has not been and will not be registered under the Securities Act of 1933, as amended, and was conducted in reliance on the exemption for nonpublic offerings provided by Rule 506 of Regulation D promulgated thereunder.

Item 8.01                      Other Events

On February 2, 2016, the Company issued a press release announcing the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibits

10.1*	Amended and Restated Loan Agreement, dated as of February 1, 2016, between Bank of America, N.A. and Hooker Furniture Corporation, Bradington-Young, LLC and Sam Moore Furniture LLC

10.2*	Security Agreement (Assignment of Life Insurance Policy as Collateral), dated as of February 1, 2016, between Bank of America, N.A. and Hooker Furniture Corporation

99.1*	Press Release dated February 2, 2016
______________
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:  /s/ Paul A. Huckfeldt
       Paul A. Huckfeldt
       Senior Vice President – Finance and Accounting
       Chief Financial Officer

Date:  February 2, 2016

EXHIBIT INDEX

10.1*	Amended and Restated Loan Agreement, dated as of February 1, 2016, between Bank of America, N.A. and Hooker Furniture Corporation, Bradington-Young, LLC and Sam Moore Furniture LLC

10.2*	Security Agreement (Assignment of Life Insurance Policy as Collateral), dated as of February 1, 2016, between Bank of America, N.A. and Hooker Furniture Corporation

99.1*	Press Release dated February 2, 2016
______________
*	Filed herewith.